                          UNITED STATES SECURITIES AND
                               EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
       Date of Report (Date of earliest event reported) September 1, 2002


                        FLIGHT SAFETY TECHNOLOGIES, INC.
                ------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Nevada                    000-33305                   95-4863690
--------------------------------------------------------------------------------
(State of Incorporation)     (Commission File No.)      (I.R.S. Employer ID No.)


                  28 Cottrell Street, Mystic, Connecticut 06355
                  ---------------------------------------------
              (Address of principal executive offices and Zip Code)

                                 (860) 245-0191
               --------------------------------------------------
               Registrant's telephone number, including area code)


                                REEL STAFF, Inc.
             1069 South Alfred Street, Los Angeles, California 90035
            ---------------------------------------------------------
          (Former name or former address, if changed since last report)

                           FORWARD-LOOKING STATEMENTS


      Except for the historical information presented in this document, the matters discussed in this Form 8-K, and specifically in the items entitled "Changes in Control of Registrant", "Acquisition or Disposition of Assets", "Other Events" and "Financial Statements and Exhibits", or otherwise incorporated by reference into this document, contain "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements are identified by the use of forward-looking terminology such as "believes", "plans", "intend", "scheduled", "potential", "continue", "estimates", "hopes", "goal", "objective", expects", "may", "will", "should" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, apply to forward-looking statements made by the Registrant. The reader is cautioned that no statements contained in this Form 8-K should be construed as a guarantee or assurance of future performance or results. These forward-looking statements involve risks and uncertainties, including those identified within this Form 8-K. The actual results that the Registrant achieves may differ materially from any forward-looking statements due to such risks and uncertainties. These forward-looking statements are based on current expectations, and the Registrant assumes no obligation to update this information. Readers are urged to carefully review and consider the various disclosures made by the Registrant in this Form 8-K and in the Registrant's other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Registrant's business.

Item 1. Change In Control.

      Effective September 1, 2002 (the "Closing Date"), the Registrant, then known as Reel Staff, Inc., a Nevada corporation (the "Registrant") closed a share exchange transaction (the "Transaction") pursuant to a Share Exchange Agreement (the "Exchange Agreement") dated as of June 24, 2002, as amended July 15, 2002, by and among the Registrant, Flight Safety Technologies, Inc., a Delaware corporation, which is a development stage company ("Delaware-FST") and the Vendors as identified on Schedule A thereto. The Registrant filed a copy of the Exchange Agreement as Exhibit 10 to its Form 8-K filed on July 18, 2002, the contents of which are incorporated by reference.

      In accordance with the terms of the Exchange Agreement, the Registrant issued approximately 7,611,775 shares of its common stock, par value $.001 per share (the "Common Stock") to the 49 participating Delaware-FST shareholders, in exchange for approximately (89.49%) of the issued and outstanding capital stock of Delaware-FST. The Registrant also simultaneously closed a private placement of 850,000 shares of Common Stock that it sold and


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
issued to qualified investors at $2.00 per share (the "Private Placement Shares"). As a result of these transactions, the following table summarizes the Registrant's capital structure as of September 1, 2002:

                                             Number of Shares
                                              of Common Stock        % Ownership
Pre-Exchange Shareholders                        5,695,376               40.23%
Private Placement Investors                        850,000                6.00
Delaware-FST Shareholders                        7,611,775               53.77

      Accordingly, the 49 former shareholders of Delaware-FST as a group own, in aggregate, approximately 53.77% of Registrant's issued and outstanding common stock and possess control and influence over Registrant, giving them the ability, among other things, to elect a majority of Registrant's Board of Directors and approve significant corporate transactions. In connection with the Transaction, the Registrant Board of Directors resigned and appointed in its place the Delaware-FST Board of Directors, who have appointed the officers of Delaware-FST as the officers of the Registrant, effective as of September 1, 2002. (See Item 6 below.) Such share ownership and control may also have the effect of delaying or preventing any further change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of Registrant which could have a material adverse effect on the market price of our common stock.

      The following table sets forth, as of September 1, 2002, persons known to Registrant to be the beneficial owner of more than five percent (5%) of its Common Stock.

                                Shares Beneficially      Percentage of Shares
       Name                            Owned              Beneficially Owned
Samuel A. Kovnat (1)                 1,506,439                  10.63%
Frank L. Rees                        1,268,938                   8.96
Spencer Trask, LLC                   1,250,000                   8.83
Investor Company                       930,000                   6.57
William B. Cotton                      750,000                   5.30

      (1) Includes 237,500 shares owned by Sonia Esposito, Karen Nelligan, Samuel Nelligan and Maurice Nelligan. Samuel Kovnat disclaims beneficial ownership of the shares owned by the above-mentioned individuals beyond the extent of his pecuniary interest.

Item 2. Acquisition or Disposition of Assets

      In accordance with the terms and conditions of the Exchange Agreement, the Registrant has acquired an aggregate of 2,743,500 shares of the issued and outstanding common stock and 301,210 shares of Series A Preferred Stock, par value $0.01 per share, of Delaware-FST in exchange for an aggregate of 7,611,775 shares of the Registrant's shares of Common Stock (the "Exchange Shares"). Following the closing of the Transaction:


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
      -     The Registrant changed its name to Flight Safety Technologies, Inc.;

      - Delaware-FST became a subsidiary of the Registrant and changed its name to Flight Safety Technologies Operating, Inc. (hereinafter "FSTO"); and

      - The operations of FSTO became the primary operations of the Registrant, which discontinued its prior business.

      - All shares of FSTO Series A Preferred Stock were automatically converted to shares of FSTO common stock and the shareholders agreement among certain shareholders of FSTO was terminated by its terms.

      The share exchange under the Exchange Agreement is ongoing and the Registrant anticipates that additional FSTO stockholders will tender their FSTO stock for shares of the Registrant's Common Stock.

      The Exchange Shares and the Private Placement Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). The Exchange Shares were issued pursuant to an exemption from registration under
Section 4(2) of the Securities Act, and Rule 506 of Regulation D promulgated thereunder. The Private Placement Shares were issued pursuant to the exemption available under Regulation S. The Exchange Shares and Private Placement Shares are subject to restrictions on transfer and sale under the Securities Act and may only be transferred or resold pursuant to an effective registration. In connection with the Transaction, Samuel A. Kovnat, Frank L. Rees, E.I. Levie, and Spencer Trask Intellectual Capital Company, Inc. each entered into an escrow agreement which would prevent any hypothecation or distribution of their shares for a term of one-hundred and fifty (150) days from the Closing Date. The terms and condition of the Exchange Agreement were determined through arms-length negotiations between the parties. Within 150 days from the Closing Date, the Registrant has agreed to file an SB-2 for the purpose of registering the new Private Placement Shares and 25% of the Registrant's shares of Common Stock representing those exchanged for shares of FSTO Series A Preferred Stock.

Item 3. Bankruptcy or Receivership

      Not Applicable.

Item 4. Change in Registrant's Certifying Accountant

      Not Applicable.

Item 5. Other Events

FORWARD SPLIT

      On July 31, 2002, Registrant completed a 3.22:1 forward split which increased the Company's issued and outstanding common stock from 5,643,775 to 18,269,478. There was no


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change in the par value or in any other rights and preference of the outstanding stock as a result of this forward split. The plan to complete a forward split was negotiated as one element of the proposed share exchange with Delaware-FST.

CANCELLATION OF SHARES

       In connection with the Transaction and following the forward split described above, the Registrant's two majority shareholders (Ms. Rene McCracken and Ms. Carol McCracken) returned an aggregate of 12,574,100 shares of the Registrant's common stock, representing all of the shares they owned, to the Company for cancellation. As a result, including the Exchange Shares and Private Placement Shares as defined below, the Registrant currently has 14,157,151 shares of common stock issued and outstanding which are held by 68 shareholders of record. Of these outstanding shares, 5,695,376, adjusted for the forward split, have been registered under the Securities Act of 1933.

NAME AND HEADQUARTERS CHANGE

      On September 6, 2002, Registrant filed Articles of Amendment to its Articles of Incorporation changing its name to Flight Safety Technologies, Inc., from Reel Staff, Inc. On September 7, 2002, the Registrant's ticker symbol on the OTC Bulletin Board changed from RELS to FLST. As of the Closing Date, the Registrant relocated its corporate headquarters to 28 Cottrell Street, Mystic, Connecticut 06355 from 1069 South Alfred Street, Los Angeles, California 90035

PRIVATE PLACEMENT

      On September 1, 2002, Registrant closed a private placement of 850,000 Units at $2.00 per Unit with each Unit consisting of one share of common stock ("Private Placement Shares") and one option warrant for the purchase of one share of common stock at the price of $2.00 with a warrant expiration date of two years ("Private Placement Warrants"). Said private placement was made pursuant to Regulation S under the United States Securities Act of 1933, as amended. Investors in the private placement have registration rights requiring the Registrant to file a registration statement on Form SB-2 for registration of the Units within one hundred and fifty (150) days of the Closing Date. The private placement raised gross proceeds of $1.7 million for the Registrant and, after deduction of expenses, net proceeds of approximately $1.5 million are available to the Registrant for its future activities, including, but not limited to, research and development, costs of operations, registration of shares and ongoing legal and accounting compliance.

CHANGE IN BUSINESS

      As a result of the Transaction, the Registrant's business has changed. The following is a summary description of the new business of the Registrant, and its subsidiary, FSTO, which are development stage companies.


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
      FSTO was incorporated in Wyoming in 1997 and reincorporated in Delaware in 2000. Registrant, and its subsidiary, FSTO, are developing advanced technologies to enhance aviation safety and reduce airport delays. Using its patented opto-acoustic technology, known as SOCRATES, it is currently working on development of a system to detect and track air disturbances known as "wake vortex turbulence," created by departing and arriving aircraft in the vicinity of airports. Because of the potential safety hazard to following aircraft presented by wake turbulence, the Federal Aviation Administration ("FAA") has mandated a set of fixed spacings between arriving and departing aircraft, based on the respective weights of leading and following aircraft. These spacing rules, based on worst-case conditions, may result in unnecessary delays under conditions in which wake turbulence dissipates quickly or is carried by wind out of the flight corridors. Precise knowledge of the location and motion of the wake vortices could give air traffic controllers the flexibility to safely shorten the arrival and departure spacing intervals when conditions permitted, potentially reducing passenger delays, taxiway queues, and aircraft fuel consumption.

      Registrant believes that its wake-vortex advisory system, upon completion of development and in consort with NASA-developed, vortex-track prediction technology, will:

      -     Improve the safety of aircraft arrivals and departures;

      -     Streamline the air traffic control process;

      -     Reduce passenger delays; and

      - Generate substantial cost savings for airports and the airline industry.

      Recognizing the continuing need to avoid wake-vortex encounters and the traffic delays that result from "worst-case" spacing rules, the U.S. Congress has provided earmarked appropriations for the development and testing of FSTO detection technology since 1997. The appropriations to FAA totaled of $9.6 million in fiscal years 1997 through 2000; and the National Aeronautics and Space Administration (NASA) appropriations totaled $9 million in fiscal years 2000 through 2002. From these amounts, an aggregate of approximately $9 million has been paid to FSTO over that period under a sole source contract for research and development of its technology and constitute its only revenues.

      A "proof of principle" test of a prototype system was conducted at JFK International Airport in May of 1998. Controlled testing of an expanded and improved system, using the NASA Boeing 757 as the source aircraft, was carried out at Langley Air Force Base in December 2000. In view of these two tests, Flight Safety expects to demonstrate the operational utility of the system in a series of tests at one or more major airports over the next several years.

      Registrant also is working on development of a collision avoidance and ground proximity warning system for small aircraft based on a patented technology it refers to as UNICORN.

      The Registrant and FSTO are development stage companies whose business and future success are subject to many risks, including, without limitation, the following:


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WE ARE A DEVELOPMENT STAGE COMPANY, HAVE A LIMITED OPERATING HISTORY, AND MAY
INCUR LOSSES IN THE FORESEEABLE FUTURE

Since FSTO began operations in 1997, it has generated limited revenues solely from SOCRATES technology research and development ("R&D") contracts with agencies of the Federal government which currently fund, administer, and oversee our contracts. The Federal government has awarded these contracts on a sole source basis without competitive bidding. Under these contracts, we are reimbursed for certain allowable R&D costs and paid a fee calculated as a percentage of costs. We have not as yet received any revenue from the sale of any products and do not anticipate receiving any such revenue unless and until our technology becomes operational and is certified by the FAA, which could take several years. Substantially all our revenues have been devoted to payment of costs incurred in the research, development and testing of our SOCRATES technology. Our ability to maintain and increase profitability will depend in large part upon the successful further development and testing of our SOCRATES technology and products, our ability to procure U.S. Congressional appropriations for and obtain Federal R&D contracts, approval of our SOCRATES products and systems by various agencies of the Federal government, acquisition of our products and systems by airports, and availability of funding to finance such acquisitions.

LACK OF FUTURE FUNDING FROM THE FEDERAL GOVERNMENT TO COMPLETE R&D OF OUR PRINCIPAL PRODUCT COULD ADVERSELY AFFECT OUR BUSINESS

Prior to this offering, a substantial portion of our funding for the R&D of our SOCRATES technology and development of a prototype Wake Vortex Advisory System product has come from appropriations of the Federal government earmarked by Congress, but not requested by the Federal agencies, such as FAA and NASA, which are responsible for funding, monitoring and administering the development of technology to enhance airport and airline safety. In October 2001, without notice to, or opportunity for prior review by FSTO, the Volpe Center of the United States Department of Transportation issued a report which recommended curtailing further government expenditure on SOCRATES due to a high risk assessment of achieving operational feasibility. FSTO only learned of this negative report in March 2002 and, together with its major subcontractor, Lockheed Martin, has vigorously disputed its assertions. The government presently is considering the release of up to $2 million to FSTO to continue related work with an immediate objective of better characterizing the wake acoustics and background noise. A formal request to FSTO for price quotation was issued by Volpe on August 21, 2002 and FSTO is in the process of responding.

The Federal government may hold, reduce or eliminate future funding for R&D of SOCRATES as a result of a reduction in support or opposition from supervising agencies, changes in budgetary priorities or decisions to fund competing systems. If this occurs, it will reduce our resources available for R&D of our proprietary technologies, new products or enhancements to SOCRATES or UNICORN and to market our products. Reduction of funding from the Federal government could delay increases in profitability, create a substantial strain on our liquidity, resources and product development, and have a material adverse affect on the progress of our R&D and our financial condition.

WE MAY NEED TO RAISE ADDITIONAL CAPITAL

Given the uncertainties of R&D, the availability and level of government funding, the FAA approvals required for our product, and the long sales cycle from initial customer contact to actual, if any, revenue generation, no assurance can be given that we will be able to generate sufficient, if any, revenue or investment capital to fund our operations over the period of years required to commercialize our product. We will incur significant expenses for R&D and testing of our SOCRATES and UNICORN technology, and, if and when we commence production, sales and marketing efforts. If we are unable to generate sufficient revenue from government funding or private contracts for these purposes, we would need to seek additional capital. In addition, other unforeseen costs and R&D costs of later generation SOCRATES products also could require us to seek additional capital. We do not currently have any arrangements or credit facilities in place as a source of funds and should this need arise there can be no assurance that we will be able to raise sufficient, if any, additional capital or raise such capital on acceptable terms. If we need to raise additional debt or equity capital, it may include our entry into joint ventures or issuance of additional stock, which may cause dilution to our current capital structure and shareholders' ownership. Additional stock also could have a greater priority as to dividends, distributions and other rights than our Common Stock.

OUR SUCCESS DEPENDS ON OUR SUCCESSFUL PRODUCT DEVELOPMENT AND TESTING

The market for our products and services is characterized by complex emerging technologies, evolving government and industry standards and new product introductions. Our future success will depend upon our ability to successfully complete the development and testing of and commercialize of our technology and our ability to develop and introduce new products and services to meet industry, government and client requirements. We are planning to eventually develop a number of new products, based on SOCRATES technology and a collision avoidance system based on UNICORN technology. The process of developing products such as those we plan to offer is extremely complex and expensive. There can be no assurance that we will successfully complete the development of any of our products in a timely fashion or that our products will be commercially viable. Failure of any such products to achieve market acceptance would have a material adverse effect on our business, financial condition or results of operations. In addition, certain of our products will require customized installation to address unique characteristics of their environments. Customization could place an additional burden on our resources or delay the delivery or installation of products which, in turn, could materially adversely affect our relationship with clients or otherwise could materially adversely affect our business, condition or results of operations.

OUR BUSINESS RELIES ON A STRATEGIC ALLIANCE WITH LOCKHEED MARTIN CORPORATION

In May, 1997, we signed a Teaming Agreement with Lockheed Martin Corporation to jointly develop and market SOCRATES based products. This agreement will expire in May, 2007, unless certain earlier termination provisions occur. The agreement stipulates that we will serve as prime contractor and Lockheed Martin as our subcontractor for the full term of the agreement with respect to SOCRATES-based products. Although the two companies to date have generally worked in close cooperation, there is no assurance that this relationship will be sustained. Future disagreements as to work scope, revenue share, and profit margins, ownership of intellectual property, or technical, marketing or management philosophy, could adversely impact the relationship. Since we view our strategic partnership with Lockheed Martin as a vital element of our business plan, any erosion of this relationship could have a negative impact on the future value of our company.

OUR NEAR TERM SUCCESS DEPENDS ON FEDERAL GOVERNMENT APPROVAL OF ONE OF OUR PRODUCTS

To introduce our first SOCRATES product (Wake Vortex Advisory System) for commercial sale, we must successfully complete research, development and testing of this product and obtain necessary governmental approvals for its permanent installation in airports. Any factor that delays or adversely affects this process, including delays in development or our inability to obtain Federal government approval of the product, could have a material adverse effect on our business, financial condition or results of operations.

OUR CUSTOMERS MAY NOT ACCEPT THE PRICE OF OR BE ABLE TO FINANCE OUR PRODUCTS

At present, we cannot precisely fix a price for the sale and installation of our initial SOCRATES Monitor product at airports, but estimate that the cost of such a system will be in the area of $10 to $20 million per typical airport installation. Because we have not completed the research, development, and testing of this product or received final approvals for it from the Federal government, we have not commenced production, marketing efforts or unit sales to domestic or international airports. We currently do not anticipate having this product ready for commercial sale for several years. We therefore are not yet in a position to gauge the reaction of potential buyers to the pricing of this product or future products and whether such pricing will be accepted by potential customers, which consist largely of domestic and international airports. We believe the cost of our SOCRATES and UNICORN products spread over the substantial volume of passengers who may ultimately benefit from the increase in efficiency and safety to airports, airlines, and private aircraft will justify the substantial anticipated cost of sales and installation of these products. However, our customers' ability to afford such costs will depend, in part, on the health of the overall economy, profitability of airports, airlines, and aircraft manufacturers and the availability of funding to finance the sales and acquisition of our product. While a variety of potential funding sources presently exist, inability of airlines or airports to access or obtain funding could have a material adverse impact on sales of the SOCRATES products or the rate of such sales. Either impact on sales could have a material adverse effect on our business, operating results and financial condition.

WE MAY EXPERIENCE LONG SALES CYCLES

We expect to experience long time periods between initial sales contacts and the execution of formal contracts for our products and completion of product installations. The cycle from first contact to revenue generation in our business involves, among other things, selling the concept of our technology and products; developing and implementing a pilot program to demonstrate the capabilities and accuracy of our products; negotiating prices and other contract terms; and, finally, installing and implementing our products on a full-scale basis. We anticipate this cycle will entail a substantial period of time, on average between seven and twelve months, and the lack of revenue experienced during this cycle and the expenses involved in bringing new sales to the point of revenue generation may put a substantial strain on our resources.

OUR SUCCESS WILL DEPEND ON OUR ABILITY TO CREATE AN EFFECTIVE SALES, MARKETING, PRODUCTION AND INSTALLATION FORCE

At present and for the near future, our Company will depend upon a relatively small number of employees and subcontractors to complete the R&D of the SOCRATES Wake Vortex Advisory System (and pursue R&D of other SOCRATES and UNICORN products). The marketing and sales of these products will require us to find capable employees or contractors who can understand, explain, market and sell our technology and products to airports, airlines, and airplane manufacturers. We also will need to assemble personnel and/or contractors for production and installation of our products. Upon successful completion of R&D, these demands will require us to rapidly increase the number of our employees, vendors and subcontractors. There is intense competition for capable personnel in all of these areas and we may not be successful in attracting, integrating, motivating or retaining new personnel, vendors or subcontractors for these required functions.

OUR BUSINESS COULD BE ADVERSELY AFFECTED IF OUR PRODUCTS FAIL TO PERFORM
PROPERLY

Products and systems as complex as ours may contain undetected errors or "bugs," which result in system failures, or failure to perform in accordance with industry expectations. Despite our plans for quality control and testing measures, our products including any enhancement may contain such bugs, errors or exhibit performance degradation, particularly during the early stages of installation, and deployment. Product or system performance problems could result in loss of or delay in revenue, loss of market share, failure to achieve market acceptance, adverse publicity, injury to our reputation, diversion of development resources and claims against us by the Federal government, airlines, and airline customers.

WE COULD BE SUBJECT TO LIABILITY CLAIMS RELATING TO MALFUNCTION OF OUR
TECHNOLOGY

Sale of our products will depend on their ability to improve airport, airline, and airplane safety and efficiency. We will take great care to test our products and systems after installation and before actual operation to insure accuracy and reliability. However, unforeseen problems, misuse, or changing conditions could cause our products and systems to malfunction or exhibit other operational problems. Such problems could cause, or be perceived to cause, airplane accidents, including passenger fatalities. We may receive significant liability claims if the Federal government, airlines, airports, passengers and other parties believe that our systems have failed to perform their intended functions. Liability claims could require us to spend significant time and money in litigation, pay substantial damages, or increase insurance premiums, regardless of our responsibility for such failure. Although we plan to maintain liability insurance, there can be no assurance that such coverage will continue to be available on reasonable terms or will be available in amounts sufficient to cover one or more large claims, or that the insurer will not disclaim coverage as to any future claim.

GOVERNMENT REGULATION COULD ADVERSELY AFFECT OUR BUSINESS

The airport and airline industry is subject to extensive government oversight and regulation. As part of that industry and as a result of receiving funding from the Federal government, our business and operations are subject to numerous government laws and regulations. In the near term, and for so long as we receive funding from the Federal government, we will be subject to many procurement and accounting rules and regulations of the Federal government. These rules and regulations are complex in nature and sometimes difficult to interpret or apply. Adherence to these rules is reviewed by participating agencies of the Federal government. If such agencies suspect or believe that violations of procurement or accounting rules and regulations have occurred, they may refer such matters to other enforcement divisions of the Federal government, such as the U.S. Attorney's Office or the Inspector General's office. If we violate these rules and regulations, we may have to pay fines and penalties or, in severe cases, could be terminated from receiving further funding from the Federal government. If we market, sell and install our products in foreign countries, the laws, rules and regulations of those countries, as well as certain laws of the United States, will apply to us. Existing, as well as new laws and regulations of the United States and foreign countries, could adversely affect our business.

WE MAY FACE SIGNIFICANT COMPETITION FROM OTHER COMPANIES

The air safety systems and air traffic control industries are already highly competitive. Other industry participants could develop or improve their own systems to achieve the cost efficiencies and value that we believe our products are capable of providing. Additional companies may enter the market with competing systems as the size and visibility of the market opportunity increases. Many of our potential competitors have longer operating histories, greater name recognition and substantially greater financial, technical, marketing, management, service, support and other resources than we do. Therefore, they may be able to respond more quickly than we can to new or changing opportunities, technologies, standards or customer requirements.

New products or technologies will likely increase the competitive pressures that we face. Increased competition could result in pricing pressures, reduced margins or the failure of our products to achieve or maintain market acceptance. The development of competing products or technologies by market participants or the emergence of new industry or government standards may adversely affect our competitive position. As a result of these and other factors, we may be unable to compete effectively with current or future competitors. Such inability would likely have a material adverse affect on our business operating results, and financial condition.

RAPID TECHNOLOGICAL CHANGE COULD RENDER OUR SYSTEMS OBSOLETE

Our business in general is characterized by rapid technological change, frequent new product and service introductions and enhancements, uncertain product life cycles, changes in customer requirements and evolving industry standards which make us susceptible to technological obsolescence. The introduction of new products embodying new technologies, the emergence of new industry standards, or improvements to existing technologies could render our products and systems obsolete or relatively less competitive. Our future success will depend upon our ability to continue to develop and introduce a variety of new products and to address the increasingly sophisticated needs of our customers. We may experience delays in releasing new products and systems or enhancements in the future. Material delays in introducing new products and systems or enhancements may cause customers to forego purchases of our products and systems and purchase products and systems of competitors instead.

FAILURE TO PROPERLY MANAGE GROWTH COULD ADVERSELY AFFECT OUR BUSINESS


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
In order to implement our strategy, we believe that we will have to grow rapidly. Rapid growth may strain our management, financial and other resources. To manage any future growth effectively, we must expand our sales, marketing, production, installation and customer support organizations, invest in R&D of new products or enhancements to existing systems that meet changing customer needs, enhance our financial and accounting systems and controls, integrate new personnel and successfully manage expanded operations. There is no assurance that we will be able to effectively manage and coordinate our growth so as to achieve or maximize future profitability.

LOSS OF KEY PERSONNEL COULD ADVERSELY AFFECT OUR BUSINESS

Our future success depends to a significant degree on the skills, experience and efforts of our executive officers, Samuel A. Kovnat, Chairman of the Board, President and Chief Executive Officer, William B. Cotton, President, and Frank
L. Rees, Executive Vice President and Technical Director. We anticipate hiring additional executive officers in the future. There can be no assurance that we will be able to complete the hiring of these additional officers in a timely manner or at all. We also depend on the ability of our executive officers and other members of senior management to continue to work effectively as a team.

WE MUST HIRE AND RETAIN SKILLED PERSONNEL IN A TIGHT LABOR MARKET

Qualified personnel are in great demand throughout the high technology industry. Our success depends in large part upon our ability to attract, train, motivate and retain highly skilled employees, particularly sales and marketing personnel, scientists, engineers and other technical support personnel. Our failure to attract and retain the highly trained technical personnel that are integral to our direct sales, product development and installation and support, and professional services may limit the rate at which we can generate sales or develop new products or system enhancements, which could have a material adverse affect on our business.

OUR SUCCESS DEPENDS ON OUR ABILITY TO PROTECT OUR PROPRIETARY TECHNOLOGY

Our success will depend to a significant degree upon our proprietary technologies and our ability to protect the proprietary aspects of our products. We have received United States patent protection for our SOCRATES technology. We have pending patent applications abroad for our SOCRATES technology and in the United States and abroad for our UNICORN technology. However, there can be no assurance any patent will issue from these pending applications. Furthermore, there can be no assurance that any patent we have obtained or will obtain will not subsequently be invalidated for any of a variety of reasons. In addition, even if we are issued a patent, there can be no assurance that we will be able to gain any commercial advantage from such patent. Existing United States laws afford only limited intellectual property protection. Our Company will use a combination of patent, trade secret, copyright and trademark law, nondisclosure agreements and technical measures to protect our proprietary technology. We intend to enter into confidentiality agreements with all of our employees, as well as with our clients and potential clients, and intend to limit access to and distribution of our technology, documentation and other proprietary information. However, there can be no assurance that the steps we take in this regard will be adequate to deter misappropriation or independent third-party development of our technology. In addition, the laws of some foreign countries do not protect


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proprietary technology rights to the same extent as do the laws of the United
States. If we resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome and expensive and could involve a high degree of risk to our proprietary rights if we are unsuccessful in such proceedings. Moreover, our financial resources may not be adequate to enforce or defend our rights in our technology. We are also subject to the risk of adverse claims and litigation alleging infringement of the intellectual property rights of others. There can be no assurance that third parties will not assert infringement claims in the future with respect to our current or future products or processes or that any such claims will not require us to enter into license arrangements or result in protracted and costly litigation. No assurance can be given that any necessary licenses will be available or that, if available, such licenses could be obtained on commercially reasonable terms.

OTHER COMPANIES MAY CLAIM THAT WE INFRINGE THEIR INTELLECTUAL PROPERTY OR PROPRIETARY RIGHTS

If our proprietary technology violates or is alleged to violate third party proprietary rights, we may be required to reengineer our technology or seek to obtain licenses from third parties to continue offering our technology without substantial reengineering. Any such efforts may not be successful or if successful could require payments that could have a material adverse affect on our profitability and financial condition. We have conducted patent searches to determine whether the technology to be used in our planned products infringes patents held by third parties and do not believe it does. However, patent searches are inherently uncertain in a rapidly evolving technological environment in which there may be numerous patent applications pending, many of which are confidential when filed, with regard to similar technologies.

OUR OFFICERS AND DIRECTORS WILL EXERCISE SIGNIFICANT CONTROL OVER THE COMPANY

Our current officers and directors and related parties, in the aggregate, control approximately 36.37% of our outstanding Common Stock. As a result, these stockholders acting together will be able to exert significant control over matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership could delay, prevent or deter a change in control, and could deprive our stockholders of an opportunity to receive a premium for their stock as part of a sale of our Company and could affect the market price of our stock, if and when a public trading market develops for such stock.

LIQUIDITY RISKS OF OWNING OUR COMMON STOCK

No Dividends. We do not anticipate that we will pay any dividends on our stock in the foreseeable future.

Limited Market. We have 14,157,151 shares of Common Stock issued and outstanding and 5,695,376 of these shares are registered with the SEC under the Securities and Exchange Act of 1934 and are eligible for public trading. Our registered shares of Common Stock are not listed on an established exchange and only trade on the OTC Bulletin Board.

It may be difficult or impossible for you to resell your shares of Common Stock in the Company if you should desire to do so. There can be no assurance that you will be able to resell your


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shares at the purchase price you paid or at any other price. The price at which our shares trade probably will fluctuate and such fluctuations may be frequent, radical, and unpredictable.

Item 6. Resignation and Appointment of Registrant's Directors and Executive Officers

      On September 1, 2002, under the terms of the Exchange Agreement, Ms. Rene McCracken and Ms. Carol McCracken resigned as the sole Directors and Officers of the Registrant effective on the Closing Date. There were no disputes or disagreements between the Registrant and either such resigning director.

      Prior to resigning, the Registrant's former Board of Directors appointed William B. Cotton, Samuel V. Vail, Alan K. Greene, Samuel A. Kovnat, Frank L. Rees, Stephen P. Tocco and Jackson Kemper as the Board of Directors of the Registrant. Accordingly, following the Closing Date the Registrant's Board of Directors consists of Messrs. Cotton, Vail, Greene, Kovnat, Rees, Tocco and Kemper.

      By way of a written consent to corporate action, effective September 1, 2002, the Board made the following Executive Officer appointments:

      William B. Cotton       President
      Samuel V. Vail          Secretary
      Samuel A. Kovnat        Chairman of the Board and Chief Executive Officer
      Frank L. Rees           Executive Vice President and Technical Director
                              of the Registrant

Samuel A. Kovnat, age 70, founded our Company in 1997 and has been its President and Chief Executive Officer since its inception. From 1995 to the present, Mr. Kovnat was a consultant and program development manager for the parametric Airborne Dipping Sonar at the Sonetech Corporation and the Kildare Corporation. During that same period Mr. Kovnat was a venture partner of Allied Venture Associates whose primary focus was in the Internet security and biotechnology arenas. From 1993 to 1994, Mr. Kovnat was a Scientist and Program Manager at Analysis & Technology, Inc. Prior to 1993 Mr. Kovnat was a co-founder and Senior Vice President employed by Technology Applications and Service Co., which was later acquired by DRS Technologies (AMEX), where he created and marketed a new generation tactical Command, Control, Communication and Computer workstation and display system concept that resulted in over $500 million in revenues. Prior to his employment with Technology Applications and Service Company, Mr. Kovnat was the Director of Business Development and the Director of Research & Advanced Systems at the EDO Corporation (NYSE). While at EDO, Mr. Kovnat created and marketed a tactical towed sonar system (SQR-18) which resulted in over $400 million in sales. Earlier, Mr. Kovnat held key technical and management positions at Raytheon Corp. and the General Electric Company. From 1982 through 1988, Mr. Kovnat was a principle in Tower Capital Corp., an asset management firm based in New York, New York. In 1987, Tower Capital Corp. and its principals, including Mr. Kovnat, were sued by a client and the United States Department of Labor for certain alleged civil violations of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). This suit was settled in 1992 for a nominal monetary amount. As a part of the settlement, Mr. Kovnat agreed not to act as a manager of ERISA funds in the future. Mr. Kovnat graduated from the University of Miami with a B.S. degree in both math and physics. Additionally, Mr. Kovnat received post graduate


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
training in Computer Sciences from the Massachusetts Institute of Technology and was employed at MIT's Lincoln Labs. Mr. Kovnat currently holds a secret security clearance from the U.S. Department of Defense. Although the primary business focus of Mr. Kovnat is, and will continue to be, the overall direction and hands-on management of our Company, he has certain outside business and investment interests. These interests include a consulting relationship with Sonetech Corporation, which is a subcontractor to the Company, for certain strategic planning and business development services on a defense project unrelated to any activity of the Company. In addition, Mr. Kovnat is a founder and Chairman of Secure Financial Network, Inc., a New York corporation which has an Internet security product.

Captain William B. Cotton, age 62, a Director and President of our Company, was Manager of Air Traffic and Flight Systems at United Airlines. He held that position for over 14 years, and has been a United Airlines Pilot for over 33 years. During his tenure as Manager of Air Traffic and Flight Systems, he has led United Airlines' efforts to improve air traffic control industry-wide, as well as initiatives to upgrade the company's aircraft for safety and efficiency. Captain Cotton also served as Chairman of the Board, and formerly served as President, of ATN Systems, Inc., a consortium of airlines developing Aeronautical Telecommunications Network (ATN) products in cooperation with the FAA. ATN is a worldwide data network intended to support data communication connectively between mobile platforms, airlines, providers of aeronautical communications services and government providers of air traffic control and flight information services. While his duties at our company command his first attention and most of his time, Captain Cotton also maintains non-conflicting consulting agreements with Rockwell Collins, the Megadata Corporation and NASA. Captain Cotton speaks frequently at symposia on aviation and air traffic control. He received Bachelors and Masters degrees in Aeronautical and Astronautical Engineering from the University of Illinois and the Massachusetts Institute of Technology, respectively.

Frank L. Rees, age 70, joined our Company at its inception in June 1997 and is presently the Executive Vice President and Technical Director of our Company as well as the inventor of both SOCRATES as well as UNICORN. For three and a half years prior to the formation of our Company, Mr. Rees was the founder and served as the President of Rees Science and Technology, Ltd. This company is still in existence based upon the ownership of accumulated intellectual properties in scientific and technological ("S&T") areas not related to our Company's present line of business. From January 1980 until January 1994, he was the cofounder and Executive Vice President of GR Associates, Inc. ("GRA"). In 1985 he became the President of this Maryland corporation engaged in laser-acoustic and signal-processing S&T and systems areas. In 1972, Mr. Rees was employed by Technology Service Corporation ("TSC"), a company that was involved in radar R&D and related intensive technical courses. Before joining TSC, he managed and technically directed the Undersea Weapons Advanced Development and Engineering Sub-Division of the Westinghouse Electric Corporation's Defense and Space Center in Baltimore, Maryland. Prior to emigrating from the UK in 1957 to become a US citizen, Mr. Rees worked for five years in marine radar and early attempts at airborne synthetic aperture radar as well as strain gauges and fish-finders at Kelvin and Hughes, which later was acquired by Smith Industries. Mr. Rees completed a M.A. in Mathematics at the University of Maryland in 1962. He also completed a M.A. in Electronic Engineering at Borough Polytechnic in London, England in 1956. Mr. Rees received a British equivalent of a B.S.E.E summa cum laude in

Electronic and Electrical Engineering in 1954 from South East Essex Technical College in Essex, England which, at that time, was affiliated with London University. Mr. Rees has authored or co-authored papers and articles and taught abbreviated, intensive seminars on a broad scope of S&T topics, many of which relate to the basic development and design philosophies associated with both of his SOCRATES and UNICORN inventions.

David D. Cryer, age 54, serves presently as Controller of our Company. Mr. Cryer has more than twenty five years experience as a financial manager for a wide variety of aerospace defense contractors and manufacturing concerns. For the five years before he joined our Company, Mr. Cryer was an independent financial consultant to numerous small businesses in the New London, Connecticut area. From January 1992 through August 1993, Mr. Cryer was employed by Yardney Technical Products, an aerospace/defense contractor, as a Controller. From January 1988 through October 1991 he was the Chief Financial Officer of Ship Analytics, Inc., a manufacturer of maritime training systems. Mr. Cryer graduated from the University of Massachusetts with a B.S. degree in Accounting. In addition, Mr. Cryer participated in graduate studies in accounting at the University of Kentucky and received a Masters Degree in Management Science at Ball State University. Mr. Cryer has certain outside business interests, including serving as Chief Financial Officer with Integrated Medical Services, Inc., a Wyoming corporation, and serves as the Controller to Kildare Corporation.

Jackson Kemper, Jr., age 67, a Director of our Company, is the Chairman and Chief Executive Officer of the Kemper Company LLC, a government relations organization, located in Washington D.C., where he has worked since 1995. From 1979 through 1995, Mr. Kemper was the Corporate Vice President of Diagnostic Retrieval Systems, Inc. (NYSE), a high technology defense industry firm. In that capacity, Mr. Kemper was responsible for the planning, coordination and execution of all government relations. Mr. Kemper also participated in the acquisition of two other defense and high technology companies. Mr. Kemper was an electrical engineer for the U.S. Navy's Air Development Center from 1959 to 1971. Mr. Kemper graduated from Drexel University with a B.S. degree. He also participated in Master Degree Studies at the University of Pennsylvania.

Alan K. Greene, age 62, a Director of our Company, is a retired Office Managing Partner of PriceWaterhouse Stamford, CT office where he worked from 1961 to 1995 in a variety of positions including the Corporate Finance Group, National Director of Tax Service - Mergers and Acquisitions and the Stamford Office Managing Tax Partner. In these positions, he advised and assisted major investment banks on structuring acquisitions, divestitures or financings of various entities. Since 1995, Mr. Greene has served on the board of directors of several small high technology companies and conducted a consulting business which provides advice to such companies on strategic planning and financing alternatives, including the public markets. Mr. Greene has been appointed by the Governor of the State of Connecticut to serve as a director of the Mezzanine Capital Advisory Board, as Chairman of Connecticut's Technology Advisory Board Finance Committee, and as a director of Connecticut Innovations, Inc., a quasi-public corporation dedicated to investing in high technology companies. He has served on the board of directors of the Science Park Development Corp. and the Eli Whitney Investment Advisory Board. Mr. Greene is a graduate of the University of Connecticut where he received a B.S. degree with a major in accounting.

Stephen P. Tocco, age 55, a Director of our Company, is the President and CEO of ML Strategies and currently serves as a Chairman of the Massachusetts Board of Higher Education. Mr. Tocco was formerly the executive director and CEO of the Massachusetts Port Authority and also served as Massachusetts Secretary of Economic Affairs and Special Assistant to Governor William Weld. From August, 1993 to January, 1997, Mr. Tocco served as executive director and CEO of the Massachusetts Port Authority. Prior to that, he was Massachusetts Secretary of Economic Affairs. He also served as Special Assistant to Governor William Weld and Governor Paul Cellucci. In this capacity, he coordinated the legislative effort to consolidate several state college campuses into a unified University of Massachusetts. During his years of service to the Commonwealth of Massachusetts, he was involved in overseeing Logan International Airport, the Port of Boston, the World Trade Center, the Black Falcon Cruise Terminal, the Tobin Bridge, and Hanscom Airfield, and a host of major growth initiatives, including the new Fleet Center, the state track facility and many bio-chemical development projects. Mr. Tocco earned a B.S. degree in chemistry from the Massachusetts College of Pharmacy. He completed graduate studies at Harvard University in 1989 and was awarded a CSS in Administration and Management.

Samuel Vail, age 42, is a Director of our Company. Since 2000, Mr. Vail has created and managed the Spencer Trask Corporate Partnering Group, after having spent over 20 years in the Information Technology industry. Before joining Spencer Trask, Mr. Vail spent more than nine years, from May 1991 to September 2000, at the Gartner Group, an information technology research and consulting firm, as an executive in a variety of sales and marketing leadership roles. Most recently, from October 1997 to September 2000, as Group Vice President, he created and ran Gartner's Worldwide Strategic Account organization. Mr. Vail's previous business experience includes over ten years at Unisys Corporation, (previously Sperry Corporation), an information technology solutions provider, in different sales management and account management roles. Mr. Vail holds a Bachelor of Arts degree from Franklin & Marshall College and studied computer science and business administration at The College of William & Mary. Mr. Vail is a member of the Corporate Venture & Strategic Investing Association, a frequent speaker at industry and company events and a certified facilitator in the Pacific Institute's leadership curriculum.

Item 7. Financial Statement and Exhibits

      (a) Financial Statements of Business Acquired

      The financial statements responsive to this Item 7(a) shall be filed by an amendment to this Current Report on Form 8-K.

      (b) Exhibits

      None.

Item 8. Change in Fiscal Year

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      Not applicable.

Item 9. Regulation FD Disclosure.

      Not applicable.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLIGHT SAFETY TECHNOLOGIES, INC.

Date: September 10, 2002


/s/ Samuel A. Kovnat
------------------------------------
Samuel A. Kovnat, CEO


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